Exhibit 99.3

ADJUSTED EBITDA RECONCILIATION

NDCHealth Corporation and Subsidiaries

Adjusted EBITDA is defined as Operating Income before Depreciation and Amortization, and Restructuring and Other Charges. Adjusted EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement and may not be comparable to EBITDA reported by other companies. Management believes Adjusted EBITDA is useful to investors, analysts and others because it provides a more meaningful representation of the company’s performance as it excludes certain items that either do not impact the company’s cash flows or which management believes are not reflective of the company’s core operating results over time.

Reconciliation of Adjusted EBITDA to Operating Income, the most directly comparable GAAP financial measure, for the three-month and six-month periods ended November 26, 2004 and November 28, 2003 is provided below. Non-GAAP measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures.

(In Thousands)

	Three Months Ended		Six Months Ended
	November 26, 2004	November 28, 2003	November 26, 2004	November 28, 2003
		(As Restated)		(As Restated)
Operating Income	$7,707	$21,473	$15,958	$40,200
Depreciation and Amortization	10,399	8,756	20,836	17,397
Restructuring and Other Charges	2,216	1,798	2,216	3,297

Adjusted EBITDA	$20,322	$32,027	$39,010	$60,894

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